Exhibit 99.1
[Nurix logo]
Nurix Therapeutics Reports First Quarter Fiscal 2024 Financial Results and Provides a Corporate Update
Extended the Strategic Collaboration with Gilead Sciences

Extended the Strategic Collaboration with Sanofi to Develop Novel Orally Available Targeted Protein Degrader of STAT6

Presented new case studies on NX-5948 demonstrating clinical responses in patients with CNS lymphoma and CLL with CNS involvement

Announced that it is part of a team of experts selected as awardees in this year’s Cancer Grand Challenges
SAN FRANCISCO, April 10, 2024 – Nurix Therapeutics, Inc. (Nasdaq: NRIX), a clinical-stage biopharmaceutical company developing targeted protein modulation drugs designed to treat patients with cancer and inflammatory diseases, today reported financial results for the first quarter ended February 29, 2024, and provided a corporate update.
“Nurix had a strong start to 2024 with the recent announcements of the extensions of our collaborations with both Gilead and Sanofi further validating the power of our platform and the expansion of our work in inflammatory diseases with Sanofi, including the STAT6 program, one of the most exciting targets in inflammation,” said Arthur T. Sands, M.D., Ph.D., president and chief executive officer of Nurix. “We look forward to the continued advancement of our exciting clinical pipeline led by NX-5948 in addition to our other wholly owned and partnered programs.”
Recent Business Highlights
•Gilead Sciences elected to extend the research term of the companies’ ongoing collaboration, originally established in 2019, by an additional two years resulting in a $15 million extension fee to Nurix. Gilead has an option to license drug candidates resulting from the work, and Nurix retains co-development and co-detail options on up to two programs in the United States, subject to certain restrictions. For those programs that Nurix opts in to co-develop and co-detail, the parties will split development costs as well as profits and losses 50/50 for the United States, and Nurix will be eligible to receive royalties on ex-U.S. sales and reduced milestone payments. Under the agreement, Nurix remains eligible for up to $73.5 million in preclinical milestones and potential future licensing payments and up to a total of $1.7 billion in potential future development, regulatory, and sales milestones as well as royalties on future products.
•Nurix and Sanofi extended their ongoing research program for STAT6 (signal transducer and activator of transcription 6). STAT6 is a key drug target in type 2 inflammation. Nurix anticipates nominating a clinical candidate from this advanced preclinical program in the coming twelve months. Nurix retains its option to co-develop and co-promote future products in the United States under programs for which Nurix has exercised its option. For those programs for which Nurix exercises its option to co-develop and co-promote, the parties will split U.S profits and losses evenly and Nurix will be eligible to receive royalties on ex-U.S. sales on all optioned products.
•Nurix presented new clinical data for NX-5948 at the American Association for Cancer Research (AACR) 2024 Annual Meeting. Case-studies were presented for two patients, one with primary central nervous system lymphoma (PCNSL) and one with chronic lymphocytic leukemia (CLL) with central nervous system (CNS) involvement, each demonstrating clinically meaningful responses. The presentation also provided evidence of measurable drug levels in the CNS of multiple patients in the ongoing Phase 1 trial who had CNS tumor involvement.
•Nurix announced that it is part of a diverse research team of international experts selected as awardees in this year’s Cancer Grand Challenges competition. The project entitled “Knocking Out Oncogenic Drivers and Curing Childhood Cancers” (KOODAC) has the goal of developing orally bioavailable targeted protein degraders that have the potential to dramatically improve cure rates for children affected by solid tumors. In this industry/academic discovery partnership through Cancer Grand Challenges, Nurix will be making in-kind contributions to address each of the five onco-fusion proteins, leveraging its DELigase technology with the goal of identifying first-in-class targeted protein degraders to onco-fusion proteins for pediatric cancer.

Upcoming Program Highlights*
•NX-5948: NX-5948 is an investigational, orally bioavailable degrader of Bruton’s tyrosine kinase (BTK). NX-5948 is currently being evaluated in a Phase 1a/b clinical trial in adults with relapsed or refractory B-cell malignancies. In mid-2024, Nurix plans to present additional clinical data with higher dose levels and longer treatment duration. In addition, in 2024, Nurix plans to define doses for Phase 1b cohort expansion in CLL and non-Hodgkin lymphoma (NHL) and complete ongoing preclinical studies that can enable an investigational new drug (IND) application for NX-5948 in autoimmune indications. Additional information on the clinical trial can be accessed at www.clinicaltrials.gov (NCT05131022).
•NX-2127: NX-2127 is an orally bioavailable degrader of BTK with immunomodulatory activity for the treatment of patients with relapsed or refractory B-cell malignancies. Nurix is conducting a Phase 1a/b clinical trial of NX-2127, which includes three Phase 1b expansion cohorts in patients with diffuse large B-cell lymphoma (DLBCL), mantle cell lymphoma (MCL) and CLL. Screening and enrollment of new study participants was paused due to a partial clinical hold placed on the study by the FDA, although patients enrolled in the clinical study who were deriving clinical benefit continued to receive treatment in accordance with the ongoing study protocol. The FDA lifted the partial clinical hold in March 2024, and Nurix plans to reinitiate enrollment with the new chirally controlled drug substance in a standard dose escalation study within the current Phase 1a/1b trial. Additional information on the clinical trial can be accessed at www.clinicaltrials.gov (NCT04830137).
•NX-1607: Nurix’s lead drug candidate from its targeted protein elevation portfolio, NX-1607, is an orally bioavailable inhibitor of the E3 ligase Casitas B-lineage lymphoma proto-oncogene B (CBL-B) for immuno-oncology indications including a range of solid tumor types and lymphoma. Nurix is evaluating NX-1607 in an ongoing, Phase 1 trial in monotherapy and in a combination cohort utilizing paclitaxel in adults in a range of oncology indications. In 2024, Nurix expects to present data from the Phase 1a dose-escalation portion of the trial of NX-1607 and to define dose(s) to enable Phase 1b cohort expansion. Additional information on the clinical trial can be accessed at www.clinicaltrials.gov (NCT05107674).
•NX-0479/GS-6791: GS-6791 (previously NX-0479) is a potent, selective, oral IRAK4 degrader. Degradation of IRAK4 by GS-6791 has potential applications in the treatment of rheumatoid arthritis and other inflammatory diseases. Nurix’s partner, Gilead, is responsible for conducting IND-enabling studies and advancing this program to clinical development.
•Continued pipeline advancement of strategic collaborations with Gilead, Sanofi and Pfizer: Nurix expects to continue to achieve substantial research collaboration milestones throughout the terms of its collaborations with Gilead, Sanofi and Pfizer.
*Expected timing of events throughout this press release is based on calendar year quarters.
Fiscal First Quarter 2024 Financial Results
Revenue for the three months ended February 29, 2024, was $16.6 million compared with $12.7 million for the three months ended February 28, 2023. The increase was primarily due to the recognition of revenue from the collaboration with Pfizer that was entered into in the fourth quarter of fiscal year 2023, and a higher percentage of completion of performance obligations in the current period related to the collaboration with Sanofi. During the three months ended February 29, 2024, Nurix achieved a research milestone under its collaboration with Sanofi totaling $2.0 million.
Research and development expenses for the three months ended February 29, 2024, was $50.0 million compared with $45.8 million for the three months ended February 28, 2023. The increase was primarily due to clinical costs and contract manufacturing costs as Nurix continues to progress its clinical trial programs and ongoing patient enrollment.
General and administrative expenses for the three months ended February 29, 2024, was $11.8 million compared with $9.8 million for the three months ended February 28, 2023. The increase was primarily related to an increase in non-cash stock-based compensation expense and an increase in professional service costs.
Net loss for the three months ended February 29, 2024 was $41.5 million or ($0.76) per share compared with $40.7 million or ($0.75) per share for the three months ended February 28, 2023.
Cash, cash equivalents and marketable securities was $254.3 million as of February 29, 2024, compared to $295.3 million as of November 30, 2023.

About Nurix Therapeutics, Inc.
Nurix Therapeutics is a clinical stage biopharmaceutical company focused on the discovery, development and commercialization of innovative small molecules and antibody therapies based on the modulation of cellular protein levels as a novel treatment approach for cancer, inflammatory conditions, and other challenging diseases. Leveraging extensive expertise in E3 ligases together with proprietary DNA-encoded libraries, Nurix has built DELigase, an integrated discovery platform, to identify and advance novel drug candidates targeting E3 ligases, a broad class of enzymes that can modulate proteins within the cell. Nurix’s drug discovery approach is to either harness or inhibit the natural function of E3 ligases within the ubiquitin-proteasome system to selectively decrease or increase cellular protein levels. Nurix’s wholly owned, clinical stage pipeline includes targeted protein degraders of Bruton’s tyrosine kinase, a B-cell signaling protein, and inhibitors of Casitas B-lineage lymphoma proto-oncogene B, an E3 ligase that regulates activation of multiple immune cell types including T cell and NK cells. Nurix is headquartered in San Francisco, California. For additional information visit http://www.nurixtx.com.
Forward-Looking Statements
This press release contains statements that relate to future events and expectations and as such constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When or if used in this press release, the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “predict,” “should,” “will,” and similar expressions and their variants, as they relate to Nurix, may identify forward-looking statements. All statements that reflect Nurix’s expectations, assumptions or projections about the future, other than statements of historical fact, are forward-looking statements, including, without limitation, statements regarding: Nurix’s future financial or business performance; Nurix’s future plans, prospects and strategies; Nurix’s plans and expectations with respect to its current and prospective drug candidates; the tolerability, safety profile, therapeutic potential and other advantages of Nurix’s drug candidates; the planned timing and conduct of Nurix’s clinical trials; the planned timing for the provision of updates and findings from Nurix’s preclinical studies and clinical trials; the potential benefits of and Nurix’s expectations with respect to its strategic collaborations, including the achievement of research milestones; and the potential advantages of Nurix’s scientific approach and DELigase™ platform. Forward-looking statements reflect Nurix’s current beliefs, expectations, and assumptions regarding the future of Nurix’s business, its future plans and strategies, its development plans, its preclinical and clinical results, future conditions and other factors Nurix believes are appropriate in the circumstances. Although Nurix believes the expectations and assumptions reflected in such forward-looking statements are reasonable, Nurix can give no assurance that they will prove to be correct. Forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and changes in circumstances that are difficult to predict, which could cause Nurix’s actual activities and results to differ materially from those expressed in any forward-looking statement. Such risks and uncertainties include, but are not limited to: (i) whether Nurix will be able to advance its drug candidates, obtain regulatory approval of and ultimately commercialize its drug candidates; (ii) uncertainties related to the timing and results of preclinical studies and clinical trials; (iii) whether Nurix will be able to fund development activities and achieve development goals; (iv) uncertainties related to the timing and receipt of payments from Nurix’s collaboration partners, including milestone payments and royalties on future product sales; (v) the impact of global business, political and macroeconomic conditions, cybersecurity events, instability in the banking system, and global events, including regional conflicts around the world, on Nurix’s business, clinical trials, financial condition, liquidity and results of operations; (vi) whether Nurix will be able to protect intellectual property and (vii) other risks and uncertainties described under the heading “Risk Factors” in Nurix’s Quarterly Report on Form 10-Q for the fiscal quarter ended February 29, 2024, and other SEC filings. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements. The statements in this press release speak only as of the date of this press release, even if subsequently made available by Nurix on its website or otherwise. Nurix disclaims any intention or obligation to update publicly any forward-looking statements, whether in response to new information, future events, or otherwise, except as required by applicable law.
Contacts:
Investors
Jason Kantor, Ph.D.
Nurix Therapeutics, Inc.
ir@nurixtx.com

Elizabeth Wolffe, Ph.D.
Wheelhouse Life Science Advisors
lwolffe@wheelhouselsa.com

Media
Aljanae Reynolds
Wheelhouse Life Science Advisors
areynolds@wheelhouselsa.com

Nurix Therapeutics, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended
	February 29, 2024	February 28, 2023
Revenue:
Collaboration revenue	$16,585	$12,685
Total revenue	16,585	12,685
Operating expenses:
Research and development	50,005	45,816
General and administrative	11,799	9,821
Total operating expenses	61,804	55,637
Loss from operations	(45,219)	(42,952)
Interest and other income, net	3,791	2,219
Loss before income taxes	(41,428)	(40,733)
Provision for income taxes	90	—
Net loss	$(41,518)	$(40,733)
Net loss per share, basic and diluted	$(0.76)	$(0.75)
Weighted-average number of shares outstanding, basic and diluted	54,903,407	54,028,238

Nurix Therapeutics, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	February 29,	November 30,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$49,813	$54,627
Marketable securities, current	194,180	233,281
Prepaid expenses and other current assets	6,976	7,595
Total current assets	250,969	295,503
Marketable securities, non-current	10,292	7,421
Operating lease right-of-use assets	29,299	31,142
Property and equipment, net	17,871	16,808
Restricted cash	901	901
Other assets	3,342	3,823
Total assets	$312,674	$355,598
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$5,918	$6,401
Accrued expenses and other current liabilities	28,318	24,970
Operating lease liabilities, current	7,310	7,489
Deferred revenue, current	46,077	48,098
Total current liabilities	87,623	86,958
Operating lease liabilities, net of current portion	21,846	23,125
Deferred revenue, net of current portion	34,457	45,022
Total liabilities	143,926	155,105
Stockholders’ equity:
Common stock	49	49
Additional paid-in-capital	755,767	746,299
Accumulated other comprehensive loss	(350)	(655)
Accumulated deficit	(586,718)	(545,200)
Total stockholders’ equity	168,748	200,493
Total liabilities and stockholders’ equity	$312,674	$355,598